EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-89948 on Form S-8 of our reports dated February 28, 2005, relating to the financial statements of Central Coast Bancorp and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 4, 2005